Exhibit 10.48

AMENDMENT NO. 3 TO SETTLEMENT TERMS RELATED TO ARBITRATION OF
LICENSE AGREEMENT

          This Amendment No. 3 (“Amendment No. 3”) to Settlement Terms Related to Arbitration of License Agreement, dated September 15, 1993, as previously amended by Amendments No. 1 and No. 2 thereto (collectively referred to as the “Settlement Agreement”), is dated as of December 20, 2002, and is by and between Monsanto Company, a Delaware Corporation (“Monsanto”) and Martek Biosciences Boulder Corporation, a Delaware corporation, formerly known as OmegaTech, Inc. (“Martek Boulder”). Monsanto and Martek Boulder are referred to herein collectively as the “Parties” and individually as a “Party”. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Settlement Agreement.

          WHEREAS, the Settlement Agreement between Pharmacia Corporation, on behalf of Monsanto, and OmegaTech. Inc. terminated, cancelled and superseded that certain License Agreement dated September 15, 1993 between Merck & Co., Inc. (the predecessor in interest of Pharmacia Corporation and Monsanto) and OmegaTech, Inc.;

          WHEREAS, Amendment No. 1 to the Settlement Agreement dated May 10, 2000, between Monsanto and Martek Boulder (which was then known as OmegaTech, Inc.) terminated the Parties’ mutual obligations pursuant to Section 16 of the Settlement Agreement effective as of October 2001;

          WHEREAS, Amendment No. 2 to the Settlement Agreement dated August 13, 2002, between Monsanto and Martek Boulder resolved certain outstanding disputes and claims relative to amounts payable and attorney’s fees pursuant to the arbitration;

          WHEREAS, the Parties now desire, and have determined it is in their respective and mutual best interests, to satisfy and discharge certain of their obligations in the Settlement Agreement and to amend certain of their remaining obligations as provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby agree to amend the Settlement Agreement and otherwise agree as follows:

          1. Satisfaction of Sections 1 through 4 of the Settlement Agreement. On or before the earlier of the tenth day following the effective date hereof or December 30, 2002, Martek Biosciences Corporation, the parent corporation to Martek Boulder (“Martek Parent”), shall pay to Monsanto by wire transfer of immediately available funds pursuant to Monsanto’s instructions Five Hundred Thousand Dollars ($500,000.00) (the “First Payment”) and deliver to Monsanto a duly executed Promissory Note (in the form attached hereto as Exhibit 1) in the principal amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00). The payments evidenced by said promissory note are referred to herein collectively as the “Note

Payments” and individually as a “Note Payment”. Payment of the First Payment and the Note Payments shall constitute full and complete satisfaction of Martek Boulder’s past, present and future obligations pursuant to Paragraphs 1 through 4 of the Settlement Agreement. No amounts that would otherwise be due under Section 1 of the Settlement Agreement, including any amounts which have accrued in the period from July 1, 2002 to the present, shall accrue or otherwise become due provided that, as a condition precedent thereto, Martek Parent makes the First Payment and the Note Payments hereunder. Upon Monsanto’s receipt of the final Note Payment, Paragraphs 1 through 4 of the Settlement Agreement shall be satisfied and discharged and shall have no further force or effect and shall be deleted in their entirety from the Settlement Agreement. Without limiting the generality of the foregoing, upon the deletion of said Paragraphs 1 through 4. Monsanto agrees to waive and hereby does waive (i) its rights to receive any further Annual Payments for Human Application Products under the Settlement Agreement; (ii) its rights to receive any further Annual Payments for any Animal Application Products under the Settlement Agreement; and (iii) any other payments described in Sections 1 through 4 of the Settlement Agreement.

          2. Sections 10 and 11. Sections 10 and 11 of the Settlement Agreement are hereby deleted in their entirety and replaced with the following:

10. (a) For five (5) years after the date of the Settlement Agreement (i.e., until May 10, 2005) Monsanto shall not commercialize or license others to commercialize any Animal Application Product containing LC PUFAs.

(b) For live (5) years after the date of the Settlement Agreement (i.e., until May 10, 2005) Monsanto shall not commercialize or license others to commercialize any Human Application Product containing LC PUFAs, unless such Human Application Product is produced using algal source LC PUFAs purchased from Martek Boulder.

(c) For seven (7) years after the date of the Settlement Agreement (i.e., until May 10. 2007) Monsanto shall not commercialize or license others to commercialize any Human Application Product or any Animal Application Product containing algal source LC PUFAS, unless such Product is produced using algal source LC PUFAs purchased from Martek Boulder.

               In the event that Monsanto breaches any of the foregoing provisions in this Section 2 of this Amendment No. 3, Martek Boulder shall have the right to pursue all remedies available at law or equity, including but not limited to injunctive relief.

          3. Technology Transfer Obligations. Notwithstanding anything to the contrary contained in this Amendment No. 3, Paragraphs 6 and 7 of the Settlement Agreement remain in full force and effect subject only to the following:

               (a) Monsanto represents and warrants to Martek Boulder that, except as set forth on Schedule 1 to this Amendment No. 3, to Monsanto’s actual knowledge, Monsanto has fully complied with and there exists no current breach of its obligations under Sections 6 and 7 of the Settlement Agreement;

               (b) Martek Boulder represents and warrants to Monsanto that, except as set forth on Schedule 1 to this Amendment No. 3, to Martek Boulder’s actual knowledge, Monsanto has fully complied with and there exists no current breach of Monsanto’s obligations under Sections 6 and 7 of the Settlement Agreement.

               Each of the parties hereby forever and fully releases the other from any and all claims, losses, liabilities and expenses (including attorneys’ fees and disbursements) arising out of or in connection with the matters described on Schedule 1 attached hereto and incorporated herein by reference.

          4. Surviving Sections. Sections 20 and 21 of the Settlement Agreement are hereby deleted in their entirety. Except to the extent modified or amended by this Amendment No. 3, Sections 5, 8 through 15 inclusive, Sections 18 and 19 and Sections 22 through 33 inclusive, of the Settlement Agreement shall remain in full force and effect until May 11, 2007, and all other obligations, duties, liabilities and responsibilities of the Parties to each other under the Settlement Agreement are satisfied and discharged. For the avoidance of doubt, breach of any Section of the Settlement Agreement by a party prior to the expiration of such Section shall not be forgiven, tolled, or otherwise discharged as a result of such expiration, and shall in no way impinge on a party’s rights and remedies for such breach, which rights shall survive such expiration unless otherwise waived or discharged by a party. Upon Monsanto’s receipt of the Note Payments, Sections 1 through 4 inclusive of the Settlement Agreement shall be deleted in their entirety, without further action by the panics.

          5. Assignment. In addition to the assignment rights set forth in Section 26 of the Settlement Agreement. Martek Boulder may assign its rights and obligations under the Settlement Agreement and the amendments thereto to Martek Parent. Section 12(b) of the Settlement Agreement is modified to read as follows: “OMEGATECH shall mean Martek Biosciences Boulder Corporation and its permitted successors and assigns.”

          6. Opposition Proceedings. Monsanto has withdrawn from EU Opposition Case No. 0515460, and represents that it will take no further action in furtherance or support of the Opposition.

          7. Counterparts: Facsimile Signatures. This Agreement may he executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

          IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to the Settlement Agreement to be executed by their respective authorized representatives to be effective as of the day and date first above written.

For the purposes of Section 1 of this Amendment No. 3, Martek Parent is a party hereto. In addition, Martek Parent is an intended third-party beneficiary to this Amendment No. 3.

“MARTEK PARENT”

MARTEK BIOSCIENCES CORPORATION

By: /s/ Henry Linsert Jr.
Name: Henry Linsert Jr.
Title: CEO

“MARTEK BOULDER”

MARTEK BIOSCIENCES BOULDER CORPORATION

By: /s/ Henry Linsert Jr.
Name: Henry Linsert Jr.
Title: CEO

“MONSANTO”

MONSANTO COMPANY

By: /s/ Cherye P. Morley
Name: C. Morley
Title: Pres. Animal Ag Group

PROMISSORY NOTE

December 20, 2002	$3,250,000.00

          FOR VALUE RECEIVED, the undersigned, Martek Biosciences Corporation, a Delaware corporation (“Martek”), hereby promises to pay to the order of Monsanto Company, a Delaware corporation (“Monsanto”), in lawful money of the United States of America the principal amount of $3,250,000, without any interest calculated thereon.

          This Note is the promissory note referred to in Amendment No. 3 to Settlement Terms Related to Arbitration of License Agreement, dated as of the date hereof, among Monsanto, Martek Boulder Biosciences Corporation, a Delaware corporation formerly known as OmegaTech, Inc. and a wholly-owned subsidiary of Martek, and Martek, for purposes of Section 1 of such amendment.

          1. Payment of Principal. Martek shall pay the principal amount then outstanding to the holder of this Note in immediately available funds by wire transfer pursuant to Section 9 as follows:

(a) On or before August 1, 2003, Martek shall pay to the holder of this Note $1,000,000; and

(b) On or before the 364th day following the date of this Note set forth above, Martek shall pay to the holder of this Note $2,250,000.

          2. Prepayments. Martek may, at any time and from time to time without premium or penalty, prepay all of the outstanding principal amount of the Note. A prepayment of less than all of the principal amount of the Note shall not relieve Martek of its obligation to make the scheduled payment on the Note set forth in Section 1 above.

          3. Events of Default. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(a) Martek fails to pay when due the full amount of any principal payment; or

(b) Martek makes an assignment for the benefits of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Martek bankrupt or insolvent; or any order of relief with respect to Martek is entered under the Federal Bankruptcy Code; or Martek petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Martek, or of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Martek and either (i) Martek by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days.

          4. Consequences of Events of Default.

(a) If an Event of Default of the type described in Section 3(a) has occurred and continued for 5 days, the holder of the Note may declare all or any portion of the outstanding principal amount of the Note due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Note.

(b) If an Event of Default of the type described in Section 3(b) has occurred, the aggregate principal amount of the Note shall become immediately due and payable without any action on the part of the holder of the Note, and Martek shall immediately pay to the holder of the Note all amounts due and payable with respect to the Note.

(c) The holder of the Note shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

(d) Time is of the essence of this Note. Martek hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Martek hereunder.

(e) If any Event of Default shall occur and shall not have been waived in writing by Monsanto, the outstanding principal balance of this Note shall bear interest from and after the occurrence of such Event of Default at the per annum rate of fifteen percent (15%) until the principal balance of the Note is paid in full.

          5. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Note may be amended and Martek may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Martek has obtained the written consent of the holder of the Note. Martek acknowledges and agrees that any delay or course of dealing on the part of the holder hereof in exercising any rights hereunder will not operate as a waiver of such rights.

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          6. Assignment. This Note shall be freely assignable by Monsanto in whole or in part, and shall inure to the benefit of its successors and assigns. Martek obligations hereunder shall be binding upon its successors and assigns; provided that no assignment (including by operation of law or otherwise) shall relieve Martek from its obligations hereunder, which shall remain the primary obligations of Martek.

          7. Replacement. Upon receipt of evidence reasonably satisfactory to Martek (provided, that an affidavit of Monsanto shall be deemed satisfactory) of the loss, theft, destruction or mutilation of this Note, and in the ease of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Martek (it being understood that an unsecured indemnity by Monsanto shall be deemed satisfactory), or in the case of any such mutilation, upon surrender of this Note, Martek shall execute and deliver in lieu of this Note a new promissory note of like tenor and dated as of the date hereof.

          8. Cancellation. After all principal and other amounts at any time owed on this Note has been paid in full, this Note shall be surrendered to Martek for cancellation and shall not be reissued.

          9. Place of Payment. Payments of principal are to be delivered via wire transfer to Monsanto. Wire transfer information will be provided to Martek by Monsanto.

          10. Costs and Expenses. In the event that any payment of principal due under this Note shall not be paid when due, whether by reason of acceleration, termination or otherwise, and this Note is place in the hands of an attorney or attorneys for collection or for foreclosure of any agreement, document or instrument securing payment hereof or for representation of the holder of this Note in connection with bankruptcy or insolvency proceedings relating thereto, Martek promises to pay, in addition to all other amounts due on this Note, all costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees, expert witness fees and all other costs and expenses paid or incurred by the holder of this Note in connection therewith (whether or not litigation shall be commenced in aid thereof).

          11. Governing Law. This Note is made under and governed by the internal law of the State of Delaware without regard to conflict of law rules.

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IN WITNESS WHEREOF, Martek has executed and delivered this Note as of the date above first written.

MARTEK BIOSCIENCES CORPORATION

By: /s/ Henry Linsert Jr. Name: Henry Linsert Jr. Title: Chief Executive Officer

STATE OF MARYLAND	)
) ss.
COUNTY OF HOWARD	)

     On this 20th day of December, 2002, before me appeared Henry Linsert Jr., to me personally known, who, being by me duly sworn, did say that he or she is the CEO of Martek Biosciences Corporation, a corporation of the State of Delaware, and that said instrument was signed in behalf of said corporation pursuant to due authority and said Henry Linsert Jr. acknowledged said instrument to the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first written above.

/s/ Dianna L. Brown Notary Public

My term expires:	Dianna L. Brown, Notary Public
Baltimore County
State of Maryland
My Commission Expires July 1, 2006

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